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EXHIBIT 23.2

CONSENT OF INDEPENDENT RESERVE ENGINEERS

        We hereby consent to the incorporation by reference in this Registration Statement of Transmeridian Exploration, Inc. (the "Company") and to references to this firm of the Company's estimated proved reserves in this Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P. July 11, 2005

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CONSENT OF INDEPENDENT RESERVE ENGINEERS